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                                                                     Exhibit 11
                                       THE FOOTHILLS GROUP, INC.
                               COMPUTATION OF EARNINGS PER COMMON SHARE
                     THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993 (Dollars and shares in thousands, except per share data)



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
- ------------------------------------------------------------------------------------------------------
                                                         Three months ended      Nine months ended
                                                             September 30,         September 30,
                                                        ----------------------------------------------
                                                         1994          1993        1994       1993
- ------------------------------------------------------------------------------------------------------
PRIMARY:
  Income from continuing operations                      $ 5,719      $ 5,774      $23,764    $15,494
  Discontinued operations                                      -         (124)           -       (343)
  Less preferred stock dividends                             (67)         (67)        (203)      (203)
- -----------------------------------------------------------------------------------------------------

  Net income for primary calculation                     $ 5,652      $ 5,583      $23,561    $14,948
=====================================================================================================

  Weighted average number of common shares outstanding    16,498       16,232       16,558     16,221
  Effect of dilutive stock options                           296          516          342        416
- -----------------------------------------------------------------------------------------------------

  Number of common shares used in computation             16,794       16,748       16,900     16,637
=====================================================================================================

  Per share data:
   Income from continuing operations                       $0.34        $0.33        $1.39      $0.92
   Discontinued operations                                     -            -            -      (0.02)
- -----------------------------------------------------------------------------------------------------

  Earnings per common and common equivalent share          $0.34        $0.33        $1.39      $0.90
- -----------------------------------------------------------------------------------------------------


 FULLY DILUTED:
   Income from continuing operations                      $5,719       $5,774      $23,764    $15,494
   Discontinued operations                                     -         (124)           -       (343)
- -----------------------------------------------------------------------------------------------------

   Income for fully diluted calculation                   $5,719       $5,650      $23,764    $15,151
=====================================================================================================

   Weighted average number of shares outstanding          16,498       16,232       16,558     16,221
   Effect of dilutive stock options                          316          542          349        430
   Shares issued upon assumed conversion of convertible
     perferred stock                                         667          667          667        667
- -----------------------------------------------------------------------------------------------------

   Number of shares used in computation                   17,481       17,441       17,574     17,318
=====================================================================================================

   Per share data:
     Income before extraordinary items                     $0.33        $0.33        $1.35      $0.90
     Extraordinary items                                       -        (0.01)           -      (0.02)
- -----------------------------------------------------------------------------------------------------

     Earnings per common and common equivalent share       $0.33        $0.32        $1.35      $0.88
=====================================================================================================


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